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                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease"), is entered into and made effective as of the 26 day of August, 1997 ("Effective Date"), by and between BARNETT BANK, N.A. ("Landlord"), whose address is 9000 Southside Boulevard, Building 200, Jacksonville, Florida 32256 Attention: Property Management and CERTIFIED DIABETICS, a Delaware corporation ("Tenant"), whose address is 1951 J&C Boulevard, Naples, Florida 34109.



                                   ARTICLE 1.
                             Premises and Possession

         1.1. Premises. In consideration of the covenants, conditions, agreements and stipulations contained in this lease agreement ("Lease"), Landlord does hereby lease unto Tenant, and Tenant does hereby take and hire from Landlord, that certain interior space consisting of approximately 12,539 square feet of rentable area ("Premises") *comprising a part of that certain building located at 2373 West Horseshoe Drive, Naples, Florida 33942, more particularly depicted on the sketch attached hereto as Exhibit A and incorporated herein by reference ("Building").

         1.2. Use of Additional Areas. The use and occupation by Tenant of the Premises shall include a license for the non-exclusive use, in common with others entitled thereto, of the Common Areas of the Building (as defined in paragraph 1.3 hereof), and such other facilities as may be designated from time to time by Landlord inclusive of the cafeteria area, subject, however, to the terms and conditions of this Lease, and to the rules and regulations for the use of the Common Areas, as prescribed from time to time by Landlord.

         1.3. Common Areas Defined. All areas within the boundaries of the Building which are not now or hereafter held for lease or occupation by Landlord, or used by other persons entitled to occupy floor space in the Building, including (without limiting the generality of the foregoing) all customer and employee parking areas, and the driveways, entrances, and exits thereto; truck ways; loading docks or facilities; package pick-up stations; service roads, pedestrian sidewalks; ramps; landscaped areas; retaining walls; exterior stairways; first-aid stations; comfort stations; bus stops; open and enclosed courts and malls; cafeteria area; and other areas and improvements (as such areas and improvements now exist, as shown on Exhibit A hereto, or as they may hereafter be constructed or redesigned) which are provided by Landlord in or near the Building for the general use, in common, by tenants, their officers, agents, employees and customers, are referred to herein collectively as the "Common Areas." The Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, but not the duty to police the Common Areas and to construct, maintain, repair and operate the Common Areas. Landlord shall have the right, authority, duty and obligation to employ all personnel to make all reasonable rules and regulations pertaining to the proper operation and maintenance of the Common Areas.

* Personal property is identified in Exhibit E.


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         1.4. Permitted Use. It is understood that the Premises are to be used for the purpose of conducting and operating a diabetic supply distribution company and for no other purpose. Tenant shall continuously occupy and use the Premises for such purposes during the term hereof. At no time shall Tenant abandon or leave vacant the Premises. All uses not specifically granted herein are reserved to Landlord.

         1.5. Landlord's Right To Inspect And Enter. Landlord shall have the right, during normal business hours and other reasonable times during the term of this Lease, to enter the Premises for the purpose of examining or inspecting same and of making such repairs or alterations therein as Landlord shall deem necessary.

         1.6. Quiet Enjoyment. Landlord covenants and agrees that Tenant, on promptly paying all rent and performing all covenants herein, shall and may peaceably and quietly hold and enjoy the said Premises for the term aforesaid, subject to the terms of this Lease.

         1.7. Acceptance of Premises. Tenant agrees to accept the Premises "AS-IS". Tenant shall acknowledge, and the taking of possession shall be conclusive evidence, that the Premises are in good repair, tenantable condition, in all respects satisfactory and acceptable to Tenant, and in the condition in which they were represented to Tenant to be and/or agreed to be put in by Landlord; and Tenant hereby releases Landlord from any and all claims arising from any defect in the condition of the Premises, or from any defects in the equipment, machinery or fixtures in or serving the Premises.

                                   ARTICLE II.
                                   Lease Term

         2.1. Primary Term. Tenant shall have and hold the Premises for a term commencing on the Effective Date and ending on the 15th day of December 1997, on the terms and conditions as set forth herein.

         2.2. Holdover. Any holding over by Tenant after the expiration of this Lease shall be construed as a Tenancy at Sufferance, unless such occupancy is with the written consent of Landlord, in which event Tenant will be a tenant from month to month, upon the same terms and conditions of this Lease, except at an agreed upon lease rate for such holdover period of twice the monthly rent per month plus Additional Rent as set forth in Article III hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal.

                                  ARTICLE III.
                                      Rents

         3.1. Base Rent. Tenant shall pay to Landlord, on the first day of each month (commencing September 1, 1997), in advance and at the address set forth for notices under this Lease, or at such other address as Landlord shall, from

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time to time, designate by notice given to Tenant as hereinafter provided, as rental for the Premises, in lawful money of the United States of America, a rental of Thirty-five Thousand and No/100 Dollars ($35,000.00) payable in three
(3) equal monthly installments of Ten Thousand and No/100 Dollars ($10,000.00) for the months of September, October, and November, and one (1) installment of Five Thousand and No/100 Dollars ($5,000.00) for the month of December. In addition to Rent, Tenant shall also pay to Landlord all sales tax, if any, payable by Landlord as a result of the receipt of the Rent. Tenant agrees to pay all Rent and all other charges under this Lease promptly as and when due. If any payment of Rent due for a given month has not been paid in full prior to the 11th day of such month, then Landlord shall be entitled to a late charge for loss of the money due, equal to the lesser of One Hundred Dollars ($100.00) or five percent (5%) of the amount of the payment due for that month.

         3.2. Sales and Use Tax. Any sales, use or other tax, excluding State and/or Federal Income Taxes, now or hereafter imposed by the United States of America, the State of Florida, or any political subdivision thereof, shall be paid monthly or annually, as required, as Additional Rent by Tenant notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on Landlord, and Tenant's Base Rent shall be increased by an amount sufficient to pay any such tax or taxes.

         3.3. Expiration of Term. Tenant, at the expiration of the term hereof shall deliver up the Premises in good repair and condition, reasonable use, ordinary decay, wear and tear excepted.

         3.4. Security Deposit. Landlord shall not require a security deposit of Tenant so long as Tenant is not in default hereunder.

         3.5. Insurance Premiums. In the event that Tenant's use of the Premises or the Building increases the premium rate for insurance carried by Landlord, Tenant shall pay Landlord as additional Rent, upon demand, the amount of such premium increase.

         3.6. Additional Rent. In addition to Base Rent, all other payments required to be paid by Tenant under the provisions of this Lease shall be deemed to be and become additional rent, whether or not the same be designated as such; provided, however, all provisions dealing with abatement of rent shall be construed to permit the abatement of Base Rent only, and not any other sums due from Tenant to Landlord or third parties hereunder.

                                   ARTICLE IV.
                             Condition of Premises/
                Improvements and Tenant's Acceptance of Premises

         4.1. Delivery of Premises (AS IS) by Landlord. Tenant shall receive possession of the Premises on the commencement of the Term.


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         4.2. Tenant Improvements. Tenant may commence to make those improvements to the premises which are more particularly referenced on Exhibit B ("Tenant Improvements") on the Effective Date, subject to the provisions set forth in the Lease. Tenant warrants and represents that such Tenant Improvements as it shall make or cause to be made to the Premises as agreed between Landlord and Tenant shall be made in a good and workmanlike manner in accordance with applicable governmental requirements and without interference to any other tenants located within the Building.

         4.3. Alterations and Improvements After Initial Construction. Tenant, at its cost and expense, may during the Term hereof make such repairs, alterations and/or improvements in and to the Premises at it may determine to be desirable for its use thereof; provided, that the prior written approval of Landlord shall be obtained, on each occasion, before such work is commenced. When so requested by Landlord, Tenant shall furnish detailed plans and specifications to Landlord, prior to commencement of construction.

         Notwithstanding the foregoing, Tenant shall not make or suffer to be made any structural alterations, additions or improvements to or of the Premises or any part thereof and may make non-structural alterations or improvements only with the prior written consent of Landlord, which shall not be unreasonably withheld. In the event Landlord consents to the proposed alterations, additions or improvements, the same shall be at Tenant's cost and expense and Tenant shall hold Landlord harmless on account of the cost thereof. Any such alterations shall be made at such times and in such manner as not to unreasonably interfere with the occupation, use and enjoyment of the remainder of the Building by the other tenants thereof.

         4.4. General Conditions. Landlord may require such insurance and such protection against mechanics or similar liens as Landlord, in its sole judgment, shall determine to be adequate and/or necessary. All such repairs, alterations and/or improvement shall remain in or upon and be surrendered with the Premises at the termination of this Lease.

         Tenant acknowledges hereby that all partitions erected in the Premises; all improvements affixed to the Premises; floor and wall coverings, and all fixtures, machinery and equipment, including, but not limited to, heating and air conditioning equipment, plumbing and electrical pipes, wiring connection and fittings, which are necessary to the general operation and maintenance of the Premises, shall become immediately and remain the property of Landlord without compensation to Tenant whether owned by Landlord at the commencement of the term, subsequently purchased or constructed by Landlord, or purchased or constructed by Tenant in accordance with any of Tenants obligations under the terms of this Lease. Specifically excluded from the foregoing are customarily removable professional trade or business fixtures and equipment which are not necessary for the general operation and maintenance of the Premises and which are put in at the expense of Tenant, as well as movable furniture and other movable personal property put in at the expense of Tenant, and such items shall

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be and remain the property of Tenant and may be removed by Tenant at termination of this Lease. All the property removable pursuant to this paragraph shall be removed on or before the last day of the term hereof or any extension thereof or upon the earlier termination of such term, and all property not so removed shall be deemed abandoned by Tenant to Landlord.

         Tenant, prior to commencement of Tenant Improvements within the Premises, shall secure all necessary permits, licenses, and governmental approvals, copies of which shall be forwarded to Landlord's construction coordinator immediately upon receipt thereof, and thereafter, Tenant shall, at its expense, provide or cause to be provided, all materials and cause to be performed all work necessary to finish the premises in accordance with Tenant's plans and specifications as approved by Landlord.

         Upon completion of Tenant Improvements, Tenant shall secure its Certificate of Occupancy from the governmental authorities, a copy of which shall be forwarded to Landlord immediately upon receipt thereof.

         4.5. Mechanics Liens. TENANT HAS NO AUTHORITY TO CREATE ANY MECHANIC'S LIEN FOR LABOR OR MATERIAL AGAINST THE BUILDING OR THE PREMISES (OR ANY PORTION OF ANY OF THE FOREGOING). ALL PERSONS CONTRACTING WITH TENANT WHO FURNISH ANY MATERIALS OR SERVICES TO THE PREMISES, AND ALL MATERIALMEN, CONTRACTORS AND LABORERS, ARE HEREBY CHARGED WITH NOTICE THAT THEY MUST LOOK TO TENANT PERSONALLY FOR PAYMENT FOR ANY SUCH WORK DONE OR MATERIAL FURNISHED DURING THE TERM OF THIS LEASE AND TENANT COVENANTS TO DISCLOSE THE PROVISIONS HEREOF TO SUCH PERSONS AS PROVIDED BY THE PROVISIONS OF FLA. STATS. ss.713.10 ("STATUTE"). Tenant agrees to execute a memorandum of this lease in recordable form such that same may be recorded among the public records of the county in which the Premises are located to effectively place the public on notice of the provision herein contained as contemplated by the Statute.

         Tenant shall not permit any mechanics or similar liens to remain upon the Premises for labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises, at the direction or with the consent of Tenant, whether such work was performed or materials furnished before or after the commencement of the term of this Lease. Tenant may, however, contest the validity of such lien or claim; provided, Tenant shall give to Landlord reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Premises by reason of such non-payment, if required by Landlord. Upon a final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Landlord, including but not limited to, all proper costs and charges, including reasonable attorneys' fees, and shall cause such lien to be released of record without costs to Landlord.

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                                   ARTICLE V.
                      Common Areas; Common Area Maintenance

         5.1. Common Areas; Control. "Common Areas" shall consist of all parts of the (Center) (Building) not under lease exclusively to Tenant hereunder or to other tenants, including, but not limited to, parking areas, access roads and facilities, driveways, sidewalks, and other walkways, stairways, loading areas, mall (if any), landscaped areas, utilities, and such other areas and improvements provided for common use and benefit. Landlord and Tenant, and their customers, invitees, officers, employees, agents, tenants, sublessees, licensees, concessionaires and contractors shall have common and non-exclusive rights to the use of said common areas, subject, however, to Landlord's exclusive right to establish, modify, and enforce reasonable rules and regulations with respect to all common areas and facilities; to construct, maintain and operate lighting facilities on all said areas and improvements; to police same; from time to time to change the area, level, location and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, employees, agents, sublessees, licensees, concessionaires and contractors to employee parking areas; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord will operate and maintain the common facilities referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common facilities.

         5.2. Common Area Maintenance. Landlord shall be responsible for the lighting of the common areas, and for the maintenance of the common areas.

                                   ARTICLE VI.
                        Damage by Fire or Other Casualty

         6.1. Notice. Tenant shall give immediate written notice to Landlord of any damage caused to the Premises or the Building by fire or other casualty.

         If the Premises are damaged by fire or other casualty, Landlord will promptly repair the damage and restore the Premises to its condition as of the date possession is delivered to Tenant, but only to the extent that the cost of such repairs is within available insurance proceeds. If the reasonable time for completing any such restoration or repair is ninety (90) days or longer, either party shall have the option to terminate this Lease Agreement by giving notice of termination to the other party. That notice shall be given within fifteen
(15) days after the date of the casualty. If the damage or destruction to the Premises or the Building is so substantial that it has effectively destroyed the Premises totally, Landlord may, at its sole option, terminate the Lease by giving written notice to Tenant within fifteen (15) days after the date of the casualty. If the Premises are damaged by fire or other casualty, the rent shall


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abate until the Premises are restored or until the Lease is terminated in accordance with this paragraph. The abatement shall be in proportion to the impairment of the use that Tenant can reasonably make the Premises. Landlord shall not be liable for any inconvenience or interruption of business of Tenant occasioned by fire or other casualty.

         6.2. Tenant's Improvements And Property. Tenant shall be responsible for securing such insurance as it deems appropriate to indemnify it for any casualty or fire damage to improvements made by it to the Premises or to any personal property located within the Premises.

                                  ARTICLE VII.
                                 Eminent Domain

         If any part of the Premises is taken by eminent domain, Landlord may, at its sole option, terminate the Lease by giving written notice to Tenant within forty-five (45) days after the taking, or if by reason of any such taking, Tenant's operation on the Premises is prohibited or commercially impractical, Tenant shall have the option to terminate this Lease Agreement by giving written notice to Landlord within forty-five (45) days after the taking, and the rent will be adjusted as of the date of the notice. If the Premises are damaged or if access to the Premises is materially impaired by reason of such taking and neither Landlord nor Tenant elects to terminate this Lease Agreement, Landlord will promptly rebuild or repair the damage to the extent possible within the limitations of the available condemnation awards. All condemnation awards belong to Landlord, except that specifically awarded to Tenant for its separate property and fixtures.

         Tenant shall not be entitled to claim, or have paid to Tenant, any compensation or damages whatsoever for or on account of any loss, injury, damage or taking of any right, interest, or estate of Tenant, and Tenant hereby relinquishes and hereby assigns to Landlord any rights to any damages, but Landlord shall be entitled to claim and have paid to it for the use and benefit of Landlord all compensation and damages for and on account of or arising out of such taking or condemnation without deduction from the amount thereof for and on account of any right, title, interest, or estate of Tenant in or to said property, and Tenant, upon request of Landlord, shall execute any and all releases or other documents as shall be required by such public or quasi-public authority; provided, however, Tenant shall have the right to make its claim for its fixtures and moving expenses to the extent such damages are allowable, and may secure such other redress and benefits from the condemning authorities as it is entitled to so long as the same does not lessen or in any way diminish Landlord's awards.

                                  ARTICLE VIII.
                             Indemnity and Insurance

         8.1. Indemnity. Tenant will save Landlord harmless and indemnify Landlord from and against any and all claims, actions, damages, liability and expenses in connection with loss of life, personal injury or loss or damage of whatever nature including property damage (i) caused by or resulting from, or claimed to have been caused by or to have resulted from, wholly or in part, any act,


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omission or negligence of Tenant or anyone claiming under Tenant (including, but without limitation, subtenants, concessionaires, agents, employees, servants and contractors of Tenant or its subtenants or concessionaires), no matter where occurring, or (ii) occurring in, upon, or at the Leases Premises, no matter how caused or (iii) arising out of the occupancy or use by Tenant of the Premises or any part thereof. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof. If Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by Landlord or its agents. Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any injury, loss or damage that may be caused by or result from the act, omission, default or negligence of any persons occupying adjoining premises or any other part of the Building. In case Landlord shall, without fault on its part, be made a part to any litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease. Tenant shall not be required to indemnify Landlord for Landlord's own acts of negligence or willful misconduct.

         8.2. Release of Landlord. All property of any kind that may be in, on, or at the Premises shall be at the sole risk of Tenant, or those claiming through or under Tenant. Unless caused by the intentional acts or negligence of Landlord, its employees, or contractors, Landlord shall not be liable to Tenant, or to any other person or entity, for damage, loss or injury, either to person or persons or property; or for the loss of property sustained by Tenant, or by any other person, persons or entities in or upon the Premises; or due to the equipment, fixtures, appliances or machinery in or upon the Premises, or the halls, passageways, areas, area-ways, sidewalks or streets adjoining or appurtenant to the Premises being or becoming out of repair or defective; or due to the happening of any accident, however occurring; or due to any act or neglect of Tenant, of any other tenant or occupant of the Center, or of any other person, persons or entities; or due to water, snow, rain, backing up of water mains or sewers, frost, steam, sewage, illuminating gas, sewer gas, odors, electricity or electric current, bursting, stoppage or leaking of pipes, radiators, plumbing, sinks and fixtures in or about the Premises or the Center; or due to the use or misuse of any instrumentality or agency in or connected with the Premises or the center; or due to any nuisance made or suffered thereon or therein.

         8.3. Insurance. Tenant will maintain public liability insurance with respect to the Premises, naming Landlord and Tenant as insured, with a combined single limit of not less than One Million Dollars ($1,000,000) on an occurrence basis with respect to both bodily injury and property damage. Tenant shall deliver to Landlord a Certificate of Insurance at least fifteen (15) days prior to the commencement of the term of this Lease and a renewal Certificate at least fifteen (15) days prior to the expiration of the Certificate it renews. Said


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Certificate must provide for thirty (30) days notice to Landlord in event of material change or cancellation. Tenant also agrees to maintain during the term hereof, broad form coverage on Tenant's personal business property and improvements and betterment.

         8.4. Waiver of Subrogation. Neither party shall be liable to the other for loss or damage caused by fire or any other peril insured against under standard extended coverage insurance even though the loss of or damage is caused by the party's negligence. Each insurance policy carried by Landlord and Tenant in accordance with this paragraph shall contain a provision by which the insurance company shall waive all right of recovery by subrogation against the other party for loss or damage to the insured property.

                                   ARTICLE IX.
                                     Default

         9.1. Events of Default. The happening of any one or more of the following listed events shall constitute a breach of this Lease Agreement on the part of Tenant:

                  (a) The failure of Tenant to pay any rent payable under this Lease Agreement by the due date thereof;

                  (b) Tenant fails to perform any other duty or obligation imposed by this Lease or of the Rules and Regulations and the default continues for a period of fifteen (15) days after written notice is given to Tenant by Landlord; provided, however that if performance or compliance cannot reasonably be accomplished within that fifteen (15) day period, this condition of default shall not become an Event of Default if Tenant shall have commenced a good-faith curing of such condition of default within that fifteen (15) day period and diligently proceeds to cure the condition of default within, but in no event later than sixty (60) days after the above written notice is given;

                  (c) The filing by or on behalf of Tenant or any guarantor of this lease of any petition or pleading to declare any such party a bankrupt or the adjudication in bankruptcy of Tenant or any guarantor of this lease under any bankruptcy law or act;

                  (d) The appointment by any court or under any law of a receiver, trustee, or other custodian of the property, assets, or business of Tenant or any guarantor of this lease;

                  (e) The assignment by Tenant or any guarantor of this lease of all or any part of its property or assets for the benefit of its creditors; or

                  (f) The levy, execution, attachment or other taking of property, assets or of the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt or claim or the abandonment of the Premises by Tenant.



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         9.2. Remedies. Upon the happening of any event of default, Landlord, if it shall so elect, may pursue any one or more of the following remedies, successively or concurrently: (i) collect each installment of rental when the same matures; (ii) accelerate rents for the remainder of the term of this Lease;
(iii) enter the Premises without process of law and terminate Tenant's possession without being liable for any prosecution therefor, and re-lease the Premises to any person, firm, or corporation, and upon such terms and conditions as Landlord may deem advisable, as agent of Tenant or otherwise, for whatever rent it can obtain; or (iv) pursue any other remedy provided at law or in equity. Tenant shall remain liable for the rent reserved herein, and all other obligations hereunder. Landlord shall apply the proceeds of such re-leasing (i) first to the payment of expenses that Landlord may incur in the entering and re-leasing, and (ii) then to the payment of the rent due by Tenant and the fulfillment of Tenant's covenants and obligations hereunder. In the case of any deficiency, Tenant shall remain liable. Tenant hereby waives service of any demand for payment of rent or notice to terminate or demand for possession of the Premises, including any and all other forms of demand and notice described by laws.

         9.3. Additional Security. [Section deleted in entirety.]


         9.4. No Waiver by Landlord. Nothing herein contained shall be deemed to be a waiver by Landlord of its statutory lien to rent, and the remedies, rights and privileges of Landlord in the case of default of Tenant as set forth above shall not be exclusive, and in addition thereto Landlord may also exercise and enforce all its rights at law or in equity which it may otherwise have as a result of Tenant's default hereunder.

                                   ARTICLE X.
                                  Miscellaneous

         10.1 Successors and Assigns. This Lease shall bind and inure to the benefit of the successors, heirs and assigns of the parties hereto.

         10.2. Construction of Language. Words of any gender used in this Lease shall be held to include any other gender, and words in singular number shall be held to include the plural when the sense requires. The paragraph headings and titles are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         10.3. Assignment and Sublease. Tenant shall not, voluntarily or by operation of law, encumber, hypothecate, mortgage, or assign this Lease Agreement or sublet the Premises without the prior written consent of Landlord, which consent shall not be arbitrarily withheld, although Landlord shall have the unconditional right to terminate this Lease rather accept any assignment or sublease. No assignment or subletting to any banking, brokerage, trust company or financial services company will be permitted under any circumstances. No assignment shall relieve Tenant of its obligations under this Lease Agreement.

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         Any sale of Tenant's business, or if Tenant is a corporation or partnership, then any transfer of this Lease by merger, consolidation or liquidation, or any change in ownership of the shares of voting stock or interest in Tenant so as to result in a change of the present effective voting control of Tenant by the person, person and/or entity owning a majority of said interest on the date of this Lease, shall constitute an assignment of this Lease, and, as such, shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that Tenant uses its best efforts to give Landlord timely and adequate notice prior to the closing of said transfer or change in ownership. Notwithstanding the above, the anticipated public stock offering shall not constitute a change in ownership as identified in this paragraph.

         10.4. Subordination. This Lease shall be subject and subordinated at all times to the terms of any ground or underlying leases which now exist or may hereafter be executed affecting the Premises under which Landlord shall claim, and to the liens of any mortgages or deeds of trust in any amount or amounts whatsoever now existing or hereafter encumbering the Premises, without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be requested by Landlord and if Tenant shall fail to do so within ten (10) business days of Landlord's request, Landlord is hereby granted an irrevocable power of attorney to execute such instruments in the name of Tenant as the act and deed of Tenant, and this authorization is hereby declared to be coupled with an interest and not revocable. In the event of termination for any reason whatsoever of any underlying lease or in the event any holder of a mortgage or deed of trust acquires title to the Premises, whether by foreclosure, deed in lieu thereof or otherwise, Tenant shall automatically be and become Tenant of such underlying Landlord and shall attorn to such underlying Landlord at his request or at the option of any first mortgagee or deed of trust holder. Notwithstanding the foregoing, so long as Tenant hereunder shall pay the rent reserved and comply with, abide by and discharge the terms, conditions, covenants, and obligations on its part to be kept and performed hereunder and shall attorn to the successor in title, the peaceable possession of Tenant in and to the Premises for the term of this Lease shall not be disturbed.

         10.5. Notices. For purpose of notice or demand, the respective parties shall be served by certified or registered mail, addressed to Tenant at the Premises with a copy to Gudron Maria Nickel, Esq., 350 Fifth Avenue, Naples, Florida 33410, or, if addressed to Landlord as shown on page one hereof with a copy sent to Leonardo J. Maiman, Esquire, Brant, Moore, Macdonald & Wells, P.A., Suite 3100 - Barnett Center, 50 North Laura Street, Jacksonville, FL 32202.

         10.6. Ordinances and Regulations. Tenant hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters, Officers or Boards of the City, County or State having jurisdiction over the Premises, and with all ordinances and regulations or governmental authorities applicable to, including without limitation, the Americans with Disabilities Act, the Premises, at Tenant's sole cost and expense.

         10.7. Americans With Disabilities Act Compliance. Responsibility for compliance with the requirements of Americans With Disabilities Act ("ADA") and its Florida counterparts are to be allocated, for the purposes of this Lease, as follows: Landlord shall be responsible for compliance in the parking areas, in those areas of the Building occupied by those tenants which are Barnett affiliates, and within the Leased premises only to the extent of the actual construction of improvements by it. Tenant shall be responsible for compliance with the ADA in its occupation, use, and operation of the Leased Premises and additionally to the extent of any improvements, alterations, or remodeling constructed by Tenant within the Leased Premises. Landlord and Tenant covenant with each other that their occupation, use, and operation of the areas of the Building which they occupy shall be in compliance with the requirements of the ADA.

         10.8. Hazardous Waste. Tenant convenants and agrees with Landlord that, throughout the term of the Lease: (a) all hazardous or toxic substances, within the definition of any applicable statute or regulation, which may be used by any person for any purpose upon the Premises or the Building, shall be used or stored thereon only in a safe and approved manner, in accordance with all industrial standards and all laws, regulations and requirements for such storage promulgated by any applicable governmental agency or authority; (b) neither the Premises nor the Building will be used for the purpose of storing such substances; and (c) no such storage or use will otherwise be allowed on the Premises or the Building which will cause, or which will increase the likelihood of causing, the release of such hazardous or toxic substances onto the Premises or the Building. Tenant hereby agrees to indemnify and save and hold Landlord harmless of and from all loss, cost (including reasonable attorneys' fees), liability and damage whatsoever incurred by Landlord arising out of or by reason of any violation of any applicable statute or regulation for the protection of the environment which occurs upon the Premises or the Building, or by reason of the imposition of any governmental lien for the recovery of environmental clean-up costs expended by reason of such violation; provided, however, that to the extent that Landlord is strictly liable under any such statute or regulation, Tenant's obligation to Landlord under this indemnity shall likewise be without regard to fault on the part of Tenant with respect to the violation of law which results in liability to Landlord. A default under this paragraph shall constitute an event of default under this Lease.

         Alternate: Tenant shall provide, at its expense, during the full term of this Lease and any extension or renewal thereof, a sign or signs, the form, size, and placement of which shall be agreed to in writing by Landlord and Tenant, prior to installation by Tenant, and signage shall be harmonious to the general exterior architectural building treatment of the Building. Tenant shall submit for Landlord's approval, detailed drawings including measurements, colors, size of letters, type style, illumination, etc., of Tenant's proposed signage. Tenant shall not erect, install, place or cause to be erected, installed, or placed, any additional signs, temporary signs, banners, awnings, canopies, pennants, lettering, placards, decorations or advertising media of any type on the exterior of the Premises without obtaining, on each occasion, the prior written consent of Landlord. Tenant shall have no right to erect any sign of any kind or nature which advertises a business or product other than Tenant's. Tenant shall not erect, install, place or cause to be erected, installed or placed any lettering, placards, decorations, or advertising media of any type in the windows of the Premises which Landlord, in its sole opinion, considers to be distasteful or defacing, and Tenant, if so requested by

Landlord, shall remove forthwith such material from the windows of the Premises. All signs, and all materials placed in the windows of the Premises, shall be maintained in such a manner so as to be sightly and in good condition and repair. Notwithstanding the above, Tenant shall be allowed to place a sign exhibited in Exhibit A attached.

         10.9. Utilities and Services.

                  (a) Utilities. So long as Tenant is not in default under any of the covenants of this Lease Agreement, Landlord shall furnish and maintain (i) heat and air conditioning, Monday through Friday, during normal business hours (8:00 a.m. to 6:00 p.m.) and at such other times as Landlord in its sole discretion deems necessary for normal office occupancy; (ii) in common areas, water for drinking fountain and toilet and lavatory purposes only; (iii) fluorescent ceiling lighting fixtures which will make available to Tenant light at desk levels similar to that furnished other lessees in the Building; and (iv) electricity for light and ordinary office purposes.

                  (b) Use of Utilities by Tenant. Tenant agrees to exercise due care and prudence in the use of utilities at all times, and to comply with all Federal, State and local guidelines concerning same. Landlord in furnishing the foregoing services does not contemplate occupancy involving extraordinary consumption of electricity or generation of heat affecting temperatures otherwise normally maintained by the air conditioning system. Landlord reserves the right to discontinue temporarily any of the aforesaid services where necessary by reason of accident, need for repairs, strikes, labor disputes, or the necessity for alterations or improvements requested by Tenant or causes beyond Landlord's control. Landlord shall not be liable for damages for such discontinuance and there shall be no abatement or reduction in rent unless Landlord fails to take reasonable action to restore such services.

         10.10. Parking Spaces. Usage of any parking areas shall be in accordance with the Rules and Regulations attached as Exhibit C, as amended from time to time. Invitees of Tenant will have the right to use the visitors parking areas as established by Landlord from time to time.

         10.11. Relationship of the Parties. Nothing herein contained shall be deemed or constituted as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto; it being understood and agreed that neither the method of computing rent nor a provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

         10.12. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or letter accompanying any check or payment of Rent be deemed in accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

         10.13. Limitation on Liability of Landlord. It is specifically understood and agreed that there shall be no personal liability on Landlord with respect to any other convenants, conditions, or provisions of this Lease and in the event of a breach or default by Landlord or any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Building and Premises for the satisfaction of Tenant's remedies.

         10.14. Entire Agreement. It is agreed between the parties that neither Landlord nor Tenant nor any of their agents have made any statement, promises or agreements verbally or in writing in conflict with the terms of this Lease Agreement. Any and all representations by either of the parties or their agents made during negotiations prior to the execution of this Lease Agreement and which representations are not contained in the provisions hereof shall not be binding upon either of the parties hereto. It is further agreed that this Lease Agreement contains the entire agreement between the parties and no rights are to be conferred upon either party until this Lease Agreement has been executed by Tenant and Landlord.

         10.15. Modification. No modification, alteration or amendment to this Lease Agreement shall be binding unless in writing and executed by the parties hereto, their heirs, successors or assigns.

         10.16. Provisions Severable. If any term or provision of this Lease Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law.

         10.17. No Recording. This Lease Agreement shall not be recorded in the public records without Landlord's prior written consent.

         10.18. Law and Venue. This Lease Agreement shall be enforced in accordance with the laws of the State of Florida. The agreed upon venue is Collier County, Florida.

         10.19. Waiver. The receipt of rent by Landlord with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the obligations or convenants of this Lease, shall not be deemed to be a waiver of any provisions of this Lease. No failure on the part of Landlord to enforce any obligation or convenant herein contained, nor any waiver of any right hereunder by Landlord, unless in writing, shall discharge or invalidate such obligation or convenant or affect the right of Landlord to enforce the same in the event of any subsequent breach of default.

         The receipt by Landlord of any rent or other sums of money or other consideration hereunder paid by Tenant after the termination, in any manner, of Tenant's right of occupancy or of the term herein demised, or after giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term hereof, or Tenant's right of occupancy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither the acceptance of keys nor any similar act or thing done by Landlord, during the term hereof, shall be deemed to be a release of Tenant from its obligations hereunder, excepting only an agreement, in writing, signed by Landlord.

         10.20. Rules and Regulations. The Rules and Regulations pertaining to the Building, attached hereto as Exhibit C, and all Rules and Regulations which Landlord may hereafter from time to time adopt and promulgate for the management of the Property, are hereby made a part of this Lease Agreement and shall, during the term of this Agreement be in all respects observed and performed by Tenant and Tenant's employees, servants, agents, invitees and guests. Tenant agrees to abide by, uphold and fully comply with the Rules and Regulations as shown on Exhibit C and with such reasonable modifications thereof and additions thereto as Landlord may make. Insofar as the attached Standard Rules and Regulations conflict with any of the terms and provisions of this Lease Agreement, the terms and provisions of this Lease shall control. Tenant further agrees that Landlord shall have the right to waive any or all such rules in the case of any one or more tenants in the Property without affecting Tenant's obligations under this Lease and the Rules and Regulations and that Landlord shall not be responsible to Tenant for the failure of any other tenant to comply with the Rules and Regulations. Any written waiver given by Landlord to any Building tenants other than those occupying ground-floor space shall also apply to Tenant.

         10.21. Certain Rights Reserved to Landlord. Landlord reserves the following rights:

                  (a) To [Deleted]

                  (b) [Deleted]

                  (c) To designate all sources furnishings sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used in or on the Building.

                  (d) To constantly have pass keys to the Premises.

                  (e) [Deleted]

                  (f) At any time in the event of an emergency, and otherwise at reasonable time, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, a may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Building in order to comply with all laws, orders and requirements of governmental or other authority.

                  (g) To install vending machines of all kinds in the Premises, and to provide mobile vending service therefore, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests. It is understood that Landlord shall have the right but not the obligation to so install vending machines.

                  (h) [Deleted]

         10.22. Estoppel Certificate by Tenant. Tenant agrees that from time to time upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications); (ii) the dates to which the rent and other charges have been paid; and (iii) that, so far as the person making the certificate knows, Landlord is not in default under any provision of this Lease; and, if Landlord is in default, specifying each such default of which the person making the certificate may have knowledge; and (iv) such other information as Landlord may request, it being understood that any such statement so delivered may be relied upon by any Landlord under any ground or underlying lease, or any prospective purchaser, mortgagee, or any assignee of any mortgage on the property.

         10.23. Radon Gas Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

         10.24. Waiver of Jury Trial. BY ACCEPTANCE HEREOF, TENANT AND LANDLORD AGREE THAT NEITHER LANDLORD NOR TENANT, NOR ANY OF GUARANTORS OR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF TENANT (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDINGS, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS LEASE OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THIS LEASE ANY RELATED AGREEMENT OR INSTRUMENT, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES

WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH LANDLORD, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. LANDLORD HAS IN NO WAY AGREED WITH OR REPRESENTED TO ANY OF THE PARTIES THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed as of the date of this Lease, by their respective officers or parties thereunto duly authorized.

Signed, sealed and delivered
in the presence of:                    BARNETT BANK, N.A.

/s/ Xenia L. Ames                      By: Barnett Banks, Inc., attorney in fact
---------------------------------          for Barnett Bank, N.A. pursuant to
Print Name: Xenia L. Ames                  that certain Power of Attorney dated
                                           as of March 1, 1992

/s/ Randy Ayala
---------------------------------
Print Name: Randy Ayala
Witnesses
                                       By: /s/ Illegible
                                          ------------------------------
                                       Print Name: Illegible
                                                   ---------------------
                                       Its: Transaction Officer
                                       ---------------------------------
                                                    "Landlord"

/s/ Illegible
---------------------------------      CERTIFIED DIABETICS, a Delaware
Print Name:  Illegible                 corporation




/s/ Xenia L. Ames
---------------------------------      By:______________________________________
Print Name: Xenia L. Ames              Print Name: Randy Ayala
                                       Its: V.P.
                                       -----------------------------------------
                                                    "Tenant"

                                    EXHIBIT A

                                Legal Description
            (To be verified with Title Commitment and Survey, if any)


         Lots 14 and 15, East Naples Industrial Park, recorded in Plat Book 10, page 114, of the public records of Collier County, Florida.

                                    EXHIBIT B

             DESCRIPTION OF TENANT IMPROVEMENTS APPROVED BY LANDLORD

                                    EXHIBIT C
                         RULES AND REGULATIONS (TYPICAL)

1. Tenant shall not operate any machinery or apparatus other than usual small business machines. No article deemed hazardous because of flammability and no explosive or other articles of an intrinsically hazardous nature shall be brought into the Building. A business machine such as a computer may be used in Premises only if Tenant agrees to bear the cost of installation and possible modification to Premises required to accommodate such computer.

2. No additional locks or similar devices shall be placed upon doors of Premises and no locks shall be changed except with written consent of Landlord. Upon the termination of Lease, Tenant shall surrender to Landlord all keys to Premises.

3. Tenant shall be permitted to move furniture and office furnishings into or out of Building only at such times, and in such a manner designated by Landlord so as to cause the lease inconvenience to other Tenants.

          Sales, furniture, boxes or other bulky articles shall be brought into and placed in Building. Any damage done to Building. Tenants, or other persons by moving a safe or other bulky articles in or out of Premises, or by overloading the floor, shall be paid for by Tenant causing such damage.

4. No person shall be employed by Tenant to do janitorial work in Premises, and no persons other than the janitors for Building shall clean Premises, unless Landlord shall first give its written consent. Any person employed by Tenant with Landlord's consent to do janitorial work, shall, while in Building, be subject to and under the control and direction of the Building Superintendent, but shall not be considered the agent or servant of the Building Superintendent or of Landlord.

5. Window coverings other than building standard, either inside or outside the windows, may only be installed with Landlord's prior written consent and must be furnished, installed and maintained at the expense of Tenant and at Tenant's risk.

6. Tenant shall not install or erect any antennae, aerial wires or other equipment outside the Building without in every instance obtaining prior written approval from Landlord, except for a less than 2' satellite dish on the roof.

7. The sidewalks, entrances, passages, courts, corridors, vestibules, halls, in or about the Building shall not be obstructed or used for storage or for any purpose other than ingress and egress by Tenant.

8. Tenant shall not create or maintain a nuisance in the Premises nor make or permit any noise or odor or use or operate any electrical or electronic devices that emit loud sounds, air waves, or odors, that are objectionable to other occupants or Tenants of this or any adjoining building or premises; nor shall the Premises be used for lodging or sleeping nor for any immoral or illegal purpose that will damage the Premises, or injure the reputation of the Building.

9. Tenant and occupants shall observe and obey all parking and traffic regulations imposed by Landlord on the Premises. Landlord in all cases reserves the right to designate "no parking" zones, traffic right-of-ways and general parking area procedures. Failure of Tenant to comply with parking regulations will constitute a violation of the Lease. Landlord may institute such measures for proper parking as are necessitated by conditions existing at a particular time, including but not limited to towing, impounding and/or tagging or improperly parked vehicles.

10. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building, at times other than during ordinary business hours. Landlord shall exercise its best judgment in executing such control but shall not be held liable for granting or refusing such access.

11. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style.

12. No animals or pets or bicycles or skateboards or other vehicles shall be brought or permitted to be in the Building or the Premises.

13. Tenant shall not make any room-to-room canvass to solicit business from other Tenants of the Building.

14. Tenant shall not waste electricity, water or air-conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the building's heating and air-conditioning. Tenant shall not adjust any controls other than room thermostats installed Tenant's use. Tenant shall not tie, wedge, or otherwise fasten open any water faucet or outlet. Tenant shall keep all corridor doors closed.

15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured, and be liable for any loss caused by negligence thereto.

16. Tenant shall not overload any floor and shall not install any heavy objects, safes, business machines, files or other equipment without having received lessor's prior written consent as to size, maximum weight, routing and location thereof. Sales, furniture, equipment, machines and other large or bulky articles shall be brought through the Building and into and out of the Premises at such times and in such manner as Landlord shall direct and at Tenant's sole risk and responsibility. Prior to Tenant's removal of any such articles from the Building, Tenant shall obtain written authorization thereof at Landlord's office and shall present such writing to a designated employee of Landlord.

17.  Tenant shall not in any manner deface or damage the Building.

18. Tenant shall not use more electrical current from individual or collective circuits as is designated by the amperage rating or said circuits at the circuit breaker panels for Tenant's suite. Should Tenant exceed the safe capacity as stated on the circuit breakers for said circuits then Tenant shall bear the entire expense of modifications to the electrical system shall not relieve Tenant from the obligation to use more electricity than such safe capacity.

19. Landlord reserves the right to make such further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Premises and for the preservation of good order therein. Any additional rules and regulations promulgated by Landlord shall be biding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of execution hereof.

          Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant's employees, agents, clients, customers, invitees and guests. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other Tenants of the Building and shall have no obligation to enforce the same against other Tenants.

20. SMOKING: All tenants shall comply with the provisions of the FLORIDA CLEAN INDOOR AIR ACT as revised in Chapter 386.201-209, Florida Statutes. This building falls into the category of a "place of employment". All common areas, including hallways, lobbies, bathrooms, stairwells, elevators, etc., are designated as non-smoking areas. Individual tenants must ensure that they are in compliance with this statute as it relates to tenants' spaces.

                                    EXHIBIT D



                                     [LOGO]





THIS SIGN WILL BE APPROXIMATELY THE SAME SIZE AS THE CURRENT BARNETT BANK SIGN.

                                  Exhibit E

                             FILES-STORAGE-SHELVING

ITEM #:  QUANTITY:  MANUFACTURER    DESCRIPTION:
-------  ---------  ------------    ------------

 1       2    EA.                   METAL STORAGE CABINETS: 36W X 18D X 72H
 2       1    EA                    MOBILE FILE CABINET 14"X 16"
 3       2    EA                    5-DRAWER LETTER VERTICLE FILE - NO LOCK
 4       2    EA                    2-DRAWER VERTICLE FILE - NO LOCK
 5       2    EA                    3 DRAWER LATERAL FILE W/LOCK
 6       4    EA                    4-DRAWER LEGAL VERTICLE FILE W/LOCK
 7       4    EA                    4-DRAWER LETTER VERTICLE FILE NO LOCK
 8       4    EA                    4-DRAWER LETTER VERTICLE FILE W/LOCK
 9       1    EA                    2 DRAWER LEGAL FILE W/LOCK
 10      1    EA                    3 DRAWER LATERAL FILE W/LOCK
                                    2 DRAWER LATERAL FILE W/SLIM LINE
 11      1    EA                    STORAGE DRAWER
 12      6    EA                    2 DRAWER LATERAL FILE 36"
 13      1    EA                    2-DRAWER VERTICLE FILE - BLACK
 14      1    EA                    2-DRAWER LATERAL FILE WOOD GRAIN FINISH
 15      1    EA                    5-DRAWER LATERAL FILE - BROWN
 16      15   EA                    5-DRAWER LATERAL FILE- BUFF
 17      5    EA                    5 DRAWER LATERAL FILE -CREAM
 18      1    EA                    2-SHELF WOOD BOOKCASE
 18      1    EA                    3-SHELF WOOD BOOKCASE
 19      1    EA                    LAMINATE DOOR STORAGE UNIT 103" W X 24"
                                    DEEP
 20      1    EA                    WOOD BOOKSHELF 32W X 20 X 29 (LOBBY)

 MISC:
 1       1                          WOOD FINISH PRESENTATION BOARD 48 X 48
 2       1                          TACK/MARKER BOARD 42H X 46W

                              DESK/CREDENZA/TABLES

ITEM #:  QUANTITY:  MANUFACTURER:   DESCRIPTION:
-------  ---------  -------------   ------------
   1         1                      DESK 30 X 60
   2         1      STEELCASE       DESK 30 X 66
   3         1                      CREDENZA W/HUTCH 72 X 24
   4         1                      2-DRAWER LATERAL FILE 36" WOOD
   5         1      KIMBALL         38" 2 DR. LATERAL FILE
   5         1                      36" 2 DR. LATERAL FILE/LAMINATE
   6         1                      BOOKCASE - 4 SHELF WOOD 36 X 14 X 48H
   7         1      KIMBALL         DESK W/LEFT RETURN 30 X 66; 20 X 40
   7         1      KIMBALL         CREDENZA W/KNEE SPACE 20 X 60
   8         1      KIMBALL         DESK 72 X 36
   8         1      KIMBALL         CREDENZA 66 X 20
   8         1      KIMBALL         BOOKCASE 30 X 14 X 50
   9         1                      DESK 30 X 66
  10         1      KIMBALL         DESK 36 X 72
  11         1                      DESK W/RIGHT RETURN 36 X 66; 20 X 42
  12         1      KIMBALL         CREDENZA 20 x 66
  13         2      JOFFCO          DOOR UNIT/BOOKCASE 30 X 19
  14         1      JOFFCO          CREDENZA
  15         1      JOFFCO          DESK 72 X 36
  16         1                      BOOKCASE 36 X 12
  17         1      KIMBALL         LATERAL FILE: WOOD 2 DRAWER
  18         1                      CREDENZA 20 X 72
  19         1      KIMBALL         DESK W/LEFT RETURN 30 X 66; 20 X 40
  20         1      KIMBALL         DESK W/RIGHT RETURN 36 X 66; 20 X 42
  20         2      KIMBALL         32" LATERAL FILE: WOOD 2 DRAWER
  21         1                      DESK 30 X 66
  21         1                      CREDENZA 60 X 20
  22         1                      CREDENZA 60 X 20

  23         4                      LAMINATE TABLE W/WOOD EDGE 60 X 30
  24         1      HERMAN MILLER   WORK TABLE 72 X 30
  25         1                      36" ROUND PEDESTAL LEG TABLE
  26         1                      26 X 26 TABLE
  27         3                      96 X 32 TABLE
  28         1      BAKER           END TABLE
  29         1      BAKER           END TABLE 32 X 32
  30         2      KIMBALL         END TABLE 26 X 20 (LOBBY)
  31         1                      SEMI-CIRCLE LAMINATE DESK (LOBBY)

                                     CHAIRS

ITEM #:  QUANTITY:  MANUFACTURER:     DESCRIPTION:
-------  ---------  -------------     ------------
  1        20       NATIONAL          WOOD ARM CHAIR
  2        1        STEELCASE         EXECUTIVE CHAIR
  3        1        NATIONAL          WOOD SLED BASE ARM CHAIR
  4        1        JASPER            EXECUTIVE CHAIR
  5        1                          WOOD BASE STENO W/ARMS
  6        1                          HIGH BACK EXECUTIVE CHAIR
  7        1                          HIGH BACK EXECUTIVE CHAIR
  8        2        LIFELINE          ARM CHAIR
  9        1        STEELCASE         METAL SLED BASE CHAIR
  10       1        KIMBALL           UPHOLSTERED ARM/STENO
  11       7        HAWORTH           DARK PINK STENO W/ARMS
  12       6        HAWORTH           BLUE STENO W/ARMS
  13       1        HAWORTH           DARK PINK STENO W/ARMS - HIGH BACK
  14       2        HERMAN MILLER     SLED BASE ARM CHAIR - TEAL
  15       2        JASPER            WOOD ARM CHAIR
  16       1        KIMBALL           WOOD ARM CHAIR- ROSE
  17       3        KIMBALL           WOOD ARM CHAIR-BURGANDY
  18       2        KIMBALL           WOOD ARM CHAIR - BLUE
  19       3        HAWORTH           LIGHT PINK STENO W/ARMS
  20       8        HERMAN MILLER     BURGANDY ARMLESS STENO
  21       4        HERMAN MILLER     TEAL STENO W/ARMS
  22       12       HERMAN MILLER     RED ARMLESS STENO
  23       2        JASPER            TRADITIONAL ARM CHAIR
  24       3        SCHAFFER          WOOD ARM CHAIR/BEIGE FABRIC
  24       1        STEELCASE         BURNT ORANGE MID-BACK STENO W/ARMS
  25       2                          WOOD ARM CHAIR
  26       1        JASPER            MID-BACK TRAD. EXECUTIVE CHAIR
  27       3                          UPHOLSTERED GREE ARM CHAIRS (LOBBY)
  28       4                          SOFA WEDGE PIECES (LOBBY)

                     HAWORTH SYSTEMS FURNITURE



QUANTITY:    DESCRIPTION:
---------    ------------
 3   EA.     PANEL 60 W X 67 H
 13  EA.     PANEL 48 W X 67 H
 31  EA.     PANEL 36 W X 67 H
 9   EA.     PANEL 30 W X 67 H
 11  EA.     PANEL 24 W X 67 H
 2   EA.     PANEL 12 W X 67 H
 1   EA.     CORNER END BRACKET 67"H
 1   EA.     END PANEL-RIGHT 28" H X 23"D
 1   EA.     END PANEL- LEFT 28" H X 23"D

 1   EA.     WORKSURFACE 72"W X 30"D
 11  EA.     WORKSURFACE 72"W X 24"D
 3   EA.     WORKSURFACE 60" X 30"D
 10  EA.     WORKSURFACE 48"W X 30"D
 3   EA.     WORKSURFACE 48"W X 24"D
 2   EA.     WORKSURFACE 36"W X 24"D

 6   EA.     PENCIL/BOX/FILE PEDESTAL (ATTACHED)
 7   EA.     FILE/FILE PEDESTAL (ATTACHED)
 3   EA.     PENCIL/BOX PEDESTAL (ATTACHED)
 1   EA.     PENCIL/FILE PEDESTAL (ATTACHED)
 3   EA.     MOBILE BOX/FILE PEDESTAL

 1   EA.     OVERHEAD STORAGE BIN W/FLIPPER DOOR AND TASK LIGHT 60"W
 1   EA.     OVERHEAD STORAGE BIN W/FLIPPER DOOR AND TASK LIGHT 48"W
 21  EA.     OVERHEAD STORAGE BIN W/FLIPPER DOOR AND TASK LIGHT 36"W

 1   EA.     TACK BOARD - BLUE 42" W X 15"H
 1   EA.     TACK BOARD - 48"W X 15"H
 2   EA.     TACK BOARD 60" W X 15"H
 13  EA.     TACK BOARD 36" X 15"H

 6   EA.     KEYBOARD DRAWER 32"W

 2   EA      POWER POLES

                           STEELCASE SYSTEMS FURNITURE

QUANTITY:       DESCRIPTION:
---------       ------------
  5    EA.      PANEL 60 W X 65 H - BEIGE
  11   EA.      PANEL 48 W X 65 H - BEIGE
  53   EA.      PANEL 36 W X 65 H - BEIGE
  40   EA.      PANEL 24 W X 67 H - BEIGE
  1    EA.      PANEL 24 W X 34 H - BEIGE

  3    EA.      PANEL 30 W X 65 H - BROWN
  7    EA.      PANEL 24 W X 65 H - BROWN
  3    EA.      PANEL 48 W X 34 H - BROWN
  6    EA.      PANEL 24 W X 34 H - BROWN

  40   EA       END BRACKET - RIGHT
  42   EA.      END BRACKET - LEFT
  6    EA.      END LEG - RIGHT
  6    EA.      END LEG - LEFT
  5    EA.      END PANEL-RIGHT 28" H X 23"D
  6    EA.      END PANEL- LEFT 26" H X 23"D

  19   EA.      WORKSURFACE 72"W X 24"D
  7    EA.      WORKSURFACE 60" X 24"D
  4    EA.      WORKSURFACE 48" W X 24"D
  17   EA.      WORKSURFACE 36"W X 24"D

  27   EA.      PENCIL/BOX/FILE PEDESTAL (ATTACHED)
  4    EA.      MOBILE BOX/FILE PEDESTAL 22"DEEP
  1    EA.      MOBILE BOX/FILE PEDESTAL 30"DEEP
  4    EA.      36" LATERAL FILE HANGING

  1    EA.      OVERHEAD STORAGE BIN W/FLIPPER DOOR AND TASK LIGHT 72"W
  4    EA.      OVERHEAD STORAGE BIN W/FLIPPER DOOR AND TASK LIGHT 60"W
  9    EA.      OVERHEAD STORAGE BIN W/FLIPPER DOOR AND TASK LIGHT 48"W
  8    EA.      OVERHEAD STORAGE BIN W/FLIPPER DOOR AND TASK LIGHT 36"W

  6    EA.      KEYBOARD DRAWER

  7    EA.      POWER POLES

  2    EA.      WORK TABLE 90" W X 30" D
  1    EA.      WORK TABLE 30" W X 30" D